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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: October 24, 1996



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



           California                 File No. 0-19231         68-0166366
  (State or other jurisdiction of  (Commision File Number)    (IRS Employer
    Incorporated or organization)                           Identification No.)



       111 Santa Rosa Avenue, Santa Rosa, California             95404-4905
         (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (707) 545-9611





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



Item 5.  Other Events

Press release for the following (articles attached):

         1. Redwood Empire Bancorp declares quarterly dividend on its preferred stock.

         2. Redwood Empire Bancorp reports third quarter results for period ended September 30, 1996.









                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            10-24-96
Date:  ___________________           REDWOOD EMPIRE BANCORP
                                            (Registrant)


                                          /s/ James E. Beckwith
                                     By:__________________________
                                          James E. Beckwith
                                          Sr. Vice President and
                                          Chief Financial Officer

                                        FOR:     REDWOOD EMPIRE BANCORP

                                APPROVED BY:     James Beckwith
                                                 Chief Financial Officer
                                                 (707) 573-4988

                                    CONTACT:     Morgen-Walke Associates, Inc.
                                 Doug Sherk, Jenifer Kirtland, David Gennarelli
                                                 (415) 296-7383
                                                 Emily Dupree, Andrew Cella
                                                 (212) 850-5600

For Immediate Release

                    REDWOOD EMPIRE BANCORP DECLARES QUARTERLY
                           DIVIDEND ON PREFERRED STOCK
SANTA ROSA, Calif. (October 16, 1996) -- Redwood Empire Bancorp (AMEX: REB) today announced that at its meeting yesterday, the Board of Directors declared a quarterly dividend on the Company's 7.8% Noncumulative Convertible Perpetual Preferred Stock of 19.5 cents per share. The dividend is payable on November 14, 1996 to shareholders of record on October 30, 1996.
         Redwood Empire Bancorp is the holding company for two operating subsidiaries -- National Bank of the Redwoods, a commercial bank, and Allied Bank, F.S.B., a savings institution. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.

                                       # # #

                                        FOR:     REDWOOD EMPIRE BANCORP

                                APPROVED BY:     James Beckwith
                                                 Chief Financial Officer
                                                 (707) 573-4988

                                    CONTACT:     Morgen-Walke Associates, Inc.
                                  Doug Sherk, Jenifer Kirtland, David Gennarelli
                                                 (415) 296-7383
                                                 Emily Dupree, Andrew Cella
                                                 (212) 850-5600

For Immediate Release


              REDWOOD EMPIRE BANCORP REPORTS THIRD QUARTER RESULTS

SANTA ROSA, Calif. (October 23, 1996) -- Redwood Empire Bancorp (AMEX: REB) today announced financial results for the third quarter and nine months ended September 30, 1996.

         The company reported a net loss for the third quarter of $804,000, or ($0.33) per share. Included in the results was a non-recurring pre-tax charge totalling $2,241,000 related to legislation passed by Congress in September, 1996 to bring the Federal Savings Association Insurance Fund (SAIF) to an acceptable level. The legislation requires all savings and loan institutions, including the Company's Allied Bank subsidiary, to make a one-time payment, based on the level of their deposits. Excluding the one-time charge, net income for the third quarter of 1996 would have been $496,000, or $0.14 per share. For the third quarter of 1995, the company reported net income of $615,000, or $0.19 per share.

         For the nine month period ended September 30, 1996, including the one-time pre-tax charge, the company reported net income of $120,000, or a loss of ($0.08) per share. Excluding the one-time charge, net income for the nine month period ended September 30, 1996 would have been $1,420,000, or $0.39 per share, compared with net income of $2,288,000, or $0.72 per share, in the same period in 1995.

         "While the SAIF legislation had a significant impact on our third quarter results, this long-pending legislation is now behind us and will positively affect our bottom-line results going forward in the form of lower insurance premiums," said Patrick W. Kilkenny, president and chief executive officer. "In addition, passage of the legislation removes a major uncertainty surrounding our thrift operation."

         "Our net interest income continues to grow, largely reflecting strong loan growth, especially new commercial loan and construction loan originations," continued Mr. Kilkenny. "However, our "A" paper wholesale mortgage banking unit has not performed to our expectations with respect to revenues. The poor performance of this unit has masked a strong performance from our community bank operations."

         Consolidated net interest income for the company increased 22.2% in the third quarter of 1996, due to increased loan volume and a higher net interest margin. The net interest margin increased 95 basis points to 4.76% from 3.81% in the third quarter of 1995. Noninterest income increased 11.5% to $3,929,000, reflecting growth in fee income.

         The loan loss provision for the third quarter totaled $545,000 compared with $385,000 for the same quarter last year. Net chargeoffs were $594,000, or 0.70% of average portfolio loans annualized. Non-performing assets at the end of September were 2.22% of total assets. Reserves to portfolio loans were 2.00%.

         Consolidated assets were $535 million at quarter-end. Common book value per share was $9.31. Tier 1 capital to risk-based assets was approximately 7.42% and total capital to risk- based assets was approximately 11.91% at September 30, 1996.

         Redwood Empire Bancorp is the holding company for two operating subsidiaries: Allied Bank, F.S.B., a savings institution, and National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.



                               (Tables to follow)

                        REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

       (Dollars in thousands except for earnings per share and share data)



                                                              Three Months Ended                     Nine Months Ended
                                                                September 30                            September 30
                                                          1996               1995                 1996                 1995
                                                    -----------------   ----------------    ------------------   -----------------


Interest income                                              $11,463            $11,329               $34,795             $35,069
Interest expense                                               5,565              6,506                17,316              20,942
                                                    -----------------   ----------------    ------------------   -----------------
Net interest income                                            5,898              4,823                17,479              14,127
Provision for loan losses                                        545                385                 3,375               1,055
                                                    -----------------   ----------------    ------------------   -----------------
Net interest income after loan loss provision                  5,353              4,438                14,104              13,072
Other income                                                   3,929              3,525                13,925              12,079
Other expense                                                 10,681              6,957                27,839              21,231
                                                    -----------------   ----------------    ------------------   -----------------
Income before taxes                                           (1,399)             1,006                   190               3,920
Income tax expense                                              (595)               391                    70               1,632
                                                    -----------------   ----------------    ------------------   -----------------
Net income                                                      (804)               615                   120               2,288
Preferred dividends                                              112                112                   336                 336
                                                    -----------------
                                                    =================   ================    ==================   =================
Net income (loss) available for common                         ($916)              $503                 ($216)             $1,952
                                                    =================   ================    ==================   =================


Earnings per common and common equivalent share:
Primary:
  Net income (loss)                                            ($.33)              $.19                 ($.08)               $.73
  Weighted average shares                                  2,742,000          2,700,000             2,712,000           2,669,000

Fully diluted:
  Net income (loss)                                            ($.33)              $.19                 ($.08)               $.72
  Weighted average shares                                  2,742,000          2,700,000             2,712,000           3,200,000


Selected Ratios
Return on Average Common Equity                               (14.06%)             8.22 %               (1.10%)             11.04 %
Return on Average Total Equity                                (10.11%)             8.14 %                 .50 %             10.41 %
Return on Average Assets                                        (.61%)              .47 %                 .03 %               .52 %

                                                                             Selected Balance Sheet Data
                                                                                   (In Thousands)

                                                                                    September 30
                                                                             1996                 1995
                                                                        ----------------    ------------------
Total Loans, including Mortgage Loans Held for Sale                            $431,504              $411,145
Allowance for Loan Loss                                                           6,985                 5,973
Total Assets                                                                    534,507               536,249
Total Deposits                                                                  446,380               469,561
Equity Capital                                                                   31,308                30,545
Nonperforming Assets                                                             11,846                 9,993